Exhibit 12.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Zheng Wei, certify that:

1.
I have reviewed this annual report on Form 20-F of Connect Biopharma Holdings Limited;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the ﬁnancial statements, and other ﬁnancial information included in this report, fairly present in all material respects the ﬁnancial condition, results of operations and cash ﬂows of the company as of, and for, the periods presented in this report;
4.
The company’s other certifying oﬃcer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as deﬁned in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the company and have:
a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b.
[Paragraph omitted in accordance with Exchange Act Rule 13a-14(a)];
c.
Evaluated the effectiveness of the company’s disclosure controls and procedures and presented in this report our conclusions about the eﬀectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d.
Disclosed in this report any change in the company’s internal control over ﬁnancial reporting that occurred during the period covered by the annual report that has materially aﬀected, or is reasonably likely to materially aﬀect, the company’s internal control over ﬁnancial reporting; and
5.
The company’s other certifying oﬃcer(s) and I have disclosed, based on our most recent evaluation of internal control over ﬁnancial reporting, to the company’s auditors and the audit committee of the company’s board of directors (or persons performing the equivalent functions):
a.
All signiﬁcant deﬁciencies and material weaknesses in the design or operation of internal control over ﬁnancial re-porting which are reasonably likely to adversely aﬀect the company’s ability to record, process, summarize and report ﬁnancial information; and
b.
Any fraud, whether or not material, that involves management or other employees who have a signiﬁcant role in the company’s internal control over ﬁnancial reporting.

Date: March 31, 2022	/s/ Zheng Wei
Zheng Wei
Chief Executive Officer and Director (Principal Executive Officer)